UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2009

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

119 Fourth Avenue
Needham, Massachusetts	02494-2725
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 433-0771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

In connection with the consummation of the Merger (as defined below), on October 1, 2009, Celldex Therapeutics, Inc. (“Celldex”), CuraGen Corporation (“CuraGen”),  and The Bank of New York Mellon (formerly the Bank of New York) (the “Trustee”) entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated February 17, 2004 between CuraGen and the Trustee (the “Original Indenture”) governing CuraGen’s 4.0% Convertible Subordinated Notes due 2011 (the “Notes”).  The Supplemental Indenture modifies the Original Indenture by providing that (i) the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which the holders thereof would have been entitled to receive had such Notes been converted into CuraGen common stock immediately prior to the Merger (as defined below) and (ii) adjustments to the conversion rate of the Notes shall be made in the same manner as the Original Indenture prior to the execution of the Supplemental Indenture.  In addition, the Supplemental Indenture also adds or substitutes Celldex in certain provisions of, and modifies certain definitions and section references in, the Original Indenture to give effect to the modifications described above.

The Supplemental Indenture became operative upon the effectiveness of the Merger.  The description of the Supplemental Indenture contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture which is attached as Exhibit 4.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On October 1, 2009, Cottrell Merger Sub, Inc. (the “Merger Sub”), a subsidiary of Celldex, merged with and into CuraGen (the “Merger”) in accordance with the Agreement and Plan of Merger, dated May 28, 2009, among CuraGen, Merger Sub and Celldex (the “Merger Agreement”).  As a result of the Merger, CuraGen became a wholly-owned subsidiary of Celldex.

Pursuant to the terms of the Merger Agreement, each outstanding share of CuraGen common stock was converted into the right to receive 0.2739 shares of Celldex common stock.  Celldex will issue approximately 16,629,981 shares of its common stock in exchange for outstanding shares of CuraGen common stock in connection with the Merger.  In addition, at the Effective Time (as defined in the Merger Agreement) all outstanding options to acquire shares of CuraGen common stock (i) under CuraGen’s 2007 Stock Incentive Plan were converted into options to acquire shares of Celldex common stock, as adjusted pursuant to the Merger Agreement, and (ii) under CuraGen’s 1997 Employee, Director and Consultant Stock Plan were terminated.

The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, in connection with the consummation of the Merger, the board of directors of Celldex expanded the size of the board from eight to nine members and appointed Timothy M. Shannon, the Chief Executive Officer and a director of CuraGen prior to the Merger, to fill the newly created board position, effective immediately after the Effective Time, to serve until the election and qualification of his successor or his earlier death, resignation or removal.  Mr. Shannon will not serve on any committees of the board of directors.

In his capacity as a director of Celldex, Mr. Shannon will receive compensation as a non-employee director in accordance with Celldex’s non-equity director compensation practices described in Celldex’s Annual Proxy Statement filed with the Securities and Exchange Commission on August 25, 2008.

Item 8.01.              Other Events.

At a special meeting of the stockholders of Celldex held on September 30, 2009, Celldex’s stockholders approved the issuance of Celldex common stock in connection with the Merger.  A copy of the press release regarding the stockholder vote is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 1, 2009, CuraGen and Celldex issued a joint press release announcing the effectiveness of the Merger and the consummation of the transactions contemplated by the Merger Agreement.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(a) Financial statements of business acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated May 28, 2009, by and among Celldex, CuraGen, and Merger Sub (incorporated by reference to Celldex’s Current Report on Form 8-K filed on May 29, 2009).

4.1	Supplemental Indenture, dated September 30, 2009, by and among Celldex, CuraGen, Merger Sub, and Trustee.

99.1	Press release dated September 30, 2009.

99.2	Press release dated October 1, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Senior Vice President / Chief Financial Officer

Dated: October 1, 2009

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated May 28, 2009, by and among Celldex, CuraGen, and Merger Sub (incorporated by reference to Celldex’s Current Report on Form 8-K filed on May 29, 2009).

4.1	Supplemental Indenture, dated September 30, 2009, by and among Celldex, CuraGen, Merger Sub, and Trustee.

99.1	Press release dated September 30, 2009.

99.2	Press release dated October 1, 2009.